Exhibit (b)(3)

Execution Version

March 5, 2022

To: Camelot Return Intermediate Holdings, LLC

Commitment Letter (the “Commitment Letter”)

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Camelot Return Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), Camelot Return Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Cornerstone Building Brands, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

1.	Subject only to the satisfaction or waiver by the undersigned (the “Investor”) of the conditions that (a) all conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement have been satisfied or waived by Parent (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of such conditions) and the Closing is then occurring or required to occur pursuant to the Merger Agreement, and (b) the Debt Financing has been funded or will be funded at the Closing (in each case, in accordance with the terms and conditions of the Debt Commitment Letters and in an aggregate amount that, together with the Equity Financing, is sufficient to fund the Required Amounts), subject only to the Equity Financing being funded and the Financing Sources thereunder have indicated as such in writing, the Investor hereby agrees and commits that, at and subject to the commencement of the Closing, it will contribute, or cause to be contributed by one or more of its assignees permitted by the terms hereof, to Parent (directly, or indirectly through one or more parent companies of Parent, or otherwise), an aggregate amount, in immediately available funds, of $195,000,000 (such amount, the “Equity Commitment”), which Equity Commitment shall be used by Parent, together with the proceeds of the Debt Financing, to pay the Required Amounts at or after the Closing on the terms and subject to the conditions of the Merger Agreement and not for any other purpose; provided that, the Investor shall not, under any circumstances, be obligated to contribute to Parent more than the Equity Commitment. In the event, and only in the event, Parent does not require at or after the Closing the full amount of the Equity Commitment in order to pay the Required Amounts and consummate the Merger (including, for among other reasons, because of incremental Debt Financing or cash on the balance sheet of the Company, (i) any amount in excess of the full amount so required may be used to purchase, for cash, equity securities of the Company owned by Clayton, Dubilier & Rice Fund VIII, L.P. and its parallel investment funds and (ii) the portion of the Equity Commitment to be funded under this Commitment Letter may be reduced to the full amount so required.

2.	The Investor’s obligation to fund the Equity Commitment and all of its obligations under this Commitment Letter with respect thereto will terminate automatically and immediately upon the earliest to occur of (a) the funding of the Equity Commitment to Parent to the extent required by Section 1, (b) payment of all Required Amounts, (c) valid termination of the Merger Agreement in accordance with its terms (provided that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not, or is later determined not to have been, a valid termination shall not give rise to a termination of this Commitment Letter pursuant to this Section 2), (d) the payment in full by the Investor of all Obligations under that certain limited guarantee of even date herewith of the Investor (the “Investor Limited Guarantee”) or (e) the assertion in writing or filing of a claim, action, suit or legal proceeding (in either case, whether at law or in equity, in tort, contract or otherwise) by the Company or any of its controlled Affiliates or any of their respective members, managers, officers, directors, agents or attorneys (“Representatives”) (with respect to Representatives, solely to the extent such Representative is controlled by the Company or its Subsidiaries, or is acting at the direction of the Company or any of its Subsidiaries) under or in respect of the Merger Agreement, the Investor Limited Guarantee or the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to have been made in connection herewith or therewith) against Parent, the Investor or any Investor/Parent Affiliates, other than a Permitted Claim. When used herein, a “Permitted Claim” means a claim, action, suit or legal proceeding by the Company (i) against the Investor to enforce the Investor’s obligation to fund the Equity Commitment, including through the Company’s right to obtain specific performance of Parent’s obligation to cause the Equity Commitment to be funded and consummate the Closing in accordance with the terms of Section 3 hereof and Sections 9.5(b) and 9.5(c) of the Merger Agreement, (ii) against Parent and Merger Sub under the Merger Agreement in accordance with and subject to the terms and conditions thereof (including the right of specific performance or similar injunctive relief in accordance with and solely to the extent permitted by Sections 9.5(b) and 9.5(c) thereof), (iii) against the Investor under the Investor Limited Guarantee in accordance with and subject to the terms and conditions thereof or (iv) against Clayton, Dubilier & Rice, LLC (“CD&R LLC”) pursuant to and solely to the extent permitted by that certain Non-Disclosure Agreement, dated as of January 22, 2022 by and between CD&R LLC and the Company ("Permitted NDA Claims"). Termination of this Commitment Letter shall not relieve the Investor of any liability or obligation it may have under the Investor Limited Guarantee.

3.	This Commitment Letter shall be binding solely on the Investor and its successors and permitted assigns and inure solely to the benefit of Parent, and nothing set forth in this Commitment Letter (other than as set forth in this Section 3 and in Section 7 hereof) shall be construed to confer upon or give to any Person other than Parent and the Investor any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Equity Commitment or any other provisions of this Commitment Letter; provided, however, that, upon the terms and subject to the conditions of the Merger Agreement, including, without limitation, Sections 9.5(b) and 9.5(c) thereof, the Company is hereby expressly made a third party beneficiary of the rights granted to Parent hereunder only for the purpose of obtaining specific performance of Parent’s right to cause the Equity Commitment to be funded on the terms and subject to the conditions set forth in Section 1 hereunder, and for no other purpose (including, without limitation, any claim for monetary damages hereunder). The Investor/Parent Affiliates are hereby expressly made third party beneficiaries of the rights set forth in Sections 5, 6 and 7 herein. Parent’s creditors shall have no right to enforce this Commitment Letter or to cause Parent to enforce this Commitment Letter and, except as set forth in this Section 3 with respect to the Company and Sections 5, 6 and 7 with respect to the Investor/Parent Affiliates, no Person that is not a party to this Commitment Letter is a beneficiary or has any rights under this Commitment Letter. The Investor hereby waives any defense to specific performance with respect to its obligations hereunder that a remedy at law would be adequate or that, absent specific performance, no irreparable harm would be suffered and any requirement under applicable Law to post a bond or other security as a prerequisite to obtaining equitable relief.

4.	The Investor’s obligation to fund the Equity Commitments may not be assigned, except as permitted in this paragraph. The Investor may assign all or a portion of its obligations to fund the Equity Commitment to any co-investor or any Affiliate or any fund managed or otherwise controlled by or under common control with the Investor that agrees to assume the Investor’s obligations hereunder so long as (i) such assignee is financially capable of fulfilling the assumed obligations and assigned rights hereunder and (ii) such assignment does not, in and itself, prevent, impair or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement; provided, however that any such assignment shall not relieve the Investor of (or otherwise affect) its obligations hereunder except to the extent actually funded by such assignee. The Equity Commitment set forth herein shall not be assignable by Parent without the Investor’s and the Company’s prior written consent. The Investor and Parent shall give written notice to the Company of any assignment pursuant to this paragraph that is effected prior to Closing as promptly as practicable thereafter (and in no event more than two (2) Business Days thereafter).

5.	Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Investor may be a limited partnership, Parent, by its acceptance of the benefits of this Commitment Letter, covenants, agrees and acknowledges that no Person other than the Investor or any of its successors or permitted assigns shall have any obligation under this Commitment Letter and no Permitted Claim may be asserted against any other Person other than as expressly set forth in the last sentence of Section 2 of this Commitment Letter. Accordingly, Parent agrees that, except as set forth in the immediately preceding sentence, it has no rights of recovery against, and no recourse under this Commitment Letter shall be had against, any former, current or future director, officer, agent, Affiliate, member, general or limited partner, manager, equityholder or employee of the Investor (or any of their successors or permitted assignees), or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, general or limited partner, equityholder, manager or member (or any of their successors or permitted assigns) of any of the foregoing (each, an “Investor/Parent Affiliate”; provided that, notwithstanding the foregoing, such defined term shall exclude the Company and its Subsidiaries, the Investor, Parent and Merger Sub and any Person to which (x) the Company or any of its Subsidiaries, Parent or Merger Sub has validly assigned its respective rights or obligations under the Merger Agreement or (y) the Investor has validly assigned all or any portion of the Equity Commitment or its obligations as a Guarantor (as defined in the Investor Limited Guarantee) under the Investor Limited Guarantee), whether by or through attempted piercing of the corporate veil, by or through a claim, action, suit or legal proceeding by or on behalf of Parent against the Investor/Parent Affiliates, by virtue of any Law, or otherwise. The parties hereto expressly agree and acknowledge that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Investor/Parent Affiliate (other than CD&R LLC with respect to any applicable Permitted Claim as set forth in the last sentence of Section 2 of this Commitment Letter), as such, for any obligations of the Investor under this Commitment Letter or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether at law or in equity, in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

6.	Parent further agrees that neither it nor any of its Affiliates shall have any right of recovery against the Investor or any Investor/Parent Affiliate, whether by piercing of the corporate veil, by a claim on behalf of Parent against the Investor or any Investor/Parent Affiliate, or otherwise, except for Parent’s right to be funded by the Investor under and to the extent provided in this Commitment Letter and subject to the terms and conditions hereof and of the Merger Agreement. Parent hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any action, suit or legal proceeding or bring any other claim (whether at law or in equity, in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against the Investor or any Investor/Parent Affiliate, except for any applicable Permitted Claims against such Person in accordance with the last sentence of Section 2 of this Commitment Letter. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall not be considered Affiliates of Parent for purposes of this Commitment Letter.

7.	Concurrently with the execution and delivery of this Commitment Letter, the Investor is executing and delivering to the Company the Investor Limited Guarantee related to certain payment obligations of Parent under the Merger Agreement. Except for any Permitted NDA Claim and the right of the Company to specifically enforce the provisions of this Commitment Letter to cause the Investor to contribute to Parent, or cause to be contributed to Parent, an aggregate amount of the Equity Commitment, upon the terms and subject to the conditions set forth in this Commitment Letter and the Merger Agreement, the Company’s remedies against the Investor under the Investor Limited Guarantee, subject to the express terms and conditions thereof, shall, and are intended to, be the exclusive remedy available to the Company against the Investor or any of its Investor/Parent Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, including in the event Parent or Merger Sub breaches its obligations under the Merger Agreement, whether or not any such breach is caused by the Investor’s breach of its obligations under this Commitment Letter.

8.	Each party hereto hereby represents and warrants, with respect to itself, to each other party that (a) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation; (b) it has all necessary power and authority to execute, deliver and perform this Commitment Letter in accordance with the terms hereof; (c) the execution, delivery and performance of this Commitment Letter (excluding, with respect to applicable Law, the transactions contemplated by the Merger Agreement) have been duly authorized by all necessary action and do not conflict with, contravene or result in any default, breach, violation or infringement (with or without notice or lapse of time or both) of any provision of such party’s charter, partnership agreement, operating agreement or similar organizational or governing documents or any applicable Law; (d) this Commitment Letter has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to the Bankruptcy and Equity Exception; and (e) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Commitment Letter (excluding the transactions contemplated by the Merger Agreement) by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no other notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this letter agreement by such party. The Investor hereby represents and warrants to Parent that it has the financial capacity to pay and perform its obligations under this Commitment Letter, and all funds necessary for it to fulfill its obligations hereunder shall be available to it on a timely basis for so long as this Commitment Letter shall remain in effect in accordance with Section 2 hereof.

9.	This Commitment Letter may not be amended, restated, supplemented or otherwise modified, and no provision hereof waived or modified, except by an instrument in writing signed by Parent and the Investor; provided, that this Commitment Letter may not be amended, restated, supplemented or otherwise modified without the prior written consent of the Company if and to the extent that such amendment, restatement, supplement or other modification would adversely affect in any manner the Company or the Company’s rights as a third party beneficiary hereunder.

10.	This Commitment Letter may be executed in any number of counterparts (including counterparts transmitted via facsimile or in .pdf or similar format) with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. In addition, facsimile or PDF signatures of authorized signatories of any party shall be valid and binding and delivery of a facsimile or PDF signature by any party shall constitute due execution and delivery of this Commitment Letter.

11.	This Commitment Letter, and any action, suit or legal proceeding arising out of or in respect of this Commitment Letter, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Each of the parties hereto: (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any action, suit or legal proceeding relating to this Commitment Letter, for and on behalf of itself or any of its properties or assets, in such manner as may be permitted by applicable Law, and nothing in this Section 10 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action, suit or legal proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Commitment Letter or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any action, suit or legal proceeding arising in connection with this Commitment Letter or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such action, suit or legal proceeding in the Chosen Courts or that such action, suit or legal proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, suit or legal proceeding relating to this Commitment Letter or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any action, suit or legal proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

12.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS COMMITMENT LETTER, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

13.	This Commitment Letter shall be treated as confidential and is being provided to Parent (and made available to the Company and its Representatives) solely in connection with the transactions contemplated by the Merger Agreement. This Commitment Letter may not be used, circulated, quoted or otherwise referred to in any document (other than the Merger Agreement, the Investor Limited Guarantee and any other documents entered into by Parent, Merger Sub or Investor in connection with the consummation of the Merger and the other transactions contemplated thereby), except with the written consent of the Investor; provided that no such written consent shall be required for disclosures by Parent to its Representatives, so long as such Persons agree to keep such information confidential; provided, further, that the Company may disclose this Commitment Letter or the terms hereof to its Affiliates and its and their Representatives, so long as such Persons agree to keep such information confidential; provided, further, that Parent and the Company may disclose such information to the extent required by Law, the applicable rules of any national securities exchange, in connection with any U.S. Securities and Exchange Commission filings relating to the transactions contemplated by the Merger Agreement or pursuant to any action, suit or legal proceeding relating to the Merger Agreement, this Commitment Letter, the Investor Limited Guarantee or the transactions contemplated hereby (including any Permitted Claim) or in connection with the enforcement of Parent’s or the Company’s rights hereunder.

14.	This Commitment Letter, together with the Merger Agreement and the Investor Limited Guarantee contain the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, understandings, proposals, undertaking or agreements, either oral or written.

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CLAYTON, DUBILIER & RICE FUND X, L.P.

By: CD&R Associates X, L.P., its general partner

By: CD&R Investment Associates X, Ltd., its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Commitment Letter]

Accepted and Agreed to
as of the date written above

CAMELOT RETURN INTERMEDIATE HOLDINGS, LLC

By:	/s/ Rima Simon
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Commitment Letter]